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                                                                    EXHIBIT 21.1

SUBSIDIARIES                                                        JURISDICTION
------------                                                        ------------
SkillSoft Corporation ...........................................     Delaware
SmartForce Limited ..............................................      Ireland
SmartForce UK Limited ...........................................      England
SkillSoft UK Limited ............................................      England
SkillSoft Australasia Pty Ltd ...................................     Australia
Books24x7.com, Inc. .............................................     Delaware
CBT Finance Limited .............................................   Grand Cayman
CBT Technology Limited ..........................................      Ireland
SmartForce Canada Ltd ...........................................      Canada
SmartForce Mentoring Group Ltd ..................................      Canada
SmartForce Business Skills Ltd ..................................      Ireland
SmartCertify Direct, Inc. .......................................      Florida
M2S Prokoda GmbH ................................................      Germany
SkillSoft International Holding Corporation .....................     Delaware
SmartForce Australia Pty Ltd ....................................     Australia